Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 14, 2024, with respect to the consolidated financial statements of Smurfit Westrock Limited and subsidiaries, included herein and to the reference to our firm under the heading “Experts” in the prospectus.

/s/ KPMG

Dublin, Ireland

April 11, 2024